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                                                                     EXHIBIT 5.1

                         OPINION OF LATHAM & WATKINS LLP

                              Latham & Watkins LLP
                        505 Montgomery Street, Suite 1900
                      San Francisco, California 94111-2562


February 24, 2004

Tegal Corporation
2201 South McDowell Blvd.
Petaluma, California  94954

         Re:      Registration  Statement on Form S-3
                  -----------------------------------
                  1,500,000 shares of Common Stock, par value $0.01 per share
                  -----------------------------------------------------------

Ladies and Gentlemen:

         In connection with the registration by Tegal Corporation, a Delaware corporation (the "Company"), of the resale of 1,500,000 shares of common stock, par value $ 0.01 per share (the "Shares"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on February 24, 2004, (the "Registration Statement"), you have requested our opinion set forth below.

         In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Latham & Watkins LLP